EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AEGON USA Investment Management, LLC 2003 Long-Term Incentive Plan for the registration of 154,013 Common Shares, of our report dated March 30, 2006, with respect to the consolidated financial statements and schedules of AEGON N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

The Hague, The Netherlands, March 30, 2006

/s/ ERNST & YOUNG ACCOUNTANTS

Ernst & Young Accountants

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